UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2006
MACQUARIE INFRASTRUCTURE
COMPANY TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street,
New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 28, 2006, Macquarie Infrastructure Company LLC (“MIC”), through a wholly-owned subsidiary, North America Capital Holding Company (“NACH”), entered into an agreement to expand an existing $300 million term loan at NACH to $480 million. MIC intends to use the additional $180 million term loan to partially fund the acquisition of Trajen Holdings, Inc. Subject to the satisfaction of the conditions precedent, MIC expects to close the transaction in the third quarter of 2006. NACH is the parent company of MIC’s airport services business and the acquirer of Trajen Holdings, Inc.
The counterparties to the loan agreement are Mizuho Corporate Bank, Ltd., as Administrative Agent, The Governor And Company Of The Bank Of Ireland, as Documentation Agent, Bayerische Landesbank, New York Branch, as Syndication Agent, The Governor And Company Of The Bank Of Ireland, Bayerische Landesbank, New York Branch and Mizuho Corporate Bank, Ltd. as Lead Arrangers, Macquarie Bank Limited, as Co-Lead Arranger, and other lenders party thereto.
Upon borrowing, the term loan will be an obligation of the MIC operating subsidiaries that comprise its airport services business and will be non-recourse to MIC or its other businesses. The obligations under the credit agreements will be secured by security interests in the assets of the airport services business as well as the equity interests of NACH and its subsidiaries.
The terms of the expanded $480 million borrowing are substantially similar to those in place on the existing $300 million term loan facility, with the following exceptions. The pro-forma trailing 12 month minimum earnings before interest, taxes, depreciation and amortization will increase to $66.9 million in 2006 (from $40.1 million), $71.9 million in 2007 (from $43.5 million) and $77.5 million in 2008 (from $47.0 million). Further, we will be required to hedge 100% of our interest rate exposure on the expanded $180 million borrowing. We have entered into a forward starting interest rate swap with the following terms:

Notional Principal Amount:	$180 million
Effective Date:	December 31, 2006
Termination Date:	December 12, 2010
Fixed Rate (not including margin):	5.495%
Macquarie Bank Limited (“MBL”), the parent company of our Manager, is underwriting $40 million of the $180 million in additional term loan borrowing. We expect to pay approximately $440,000 in financing fees to MBL. MBL is also the counterparty to the interest rate swap.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

Date	June 29, 2006	By: /s/ Peter Stokes
Name: Peter Stokes
Title: Regular Trustee

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date	June 29, 2006	By: /s/ Peter Stokes
Name: Peter Stokes
Title: Chief Executive Officer